Exhibit 99.1

NeuLion Reports Second Quarter Revenue of $24.1 Million

Second Quarter Year over Year Highlights

•	GAAP revenue increased to $24.1 million versus $22.7 million
•	NeuLion Digital Platform revenue increased to $15.9 million versus $15.5 million
•	Net loss improved to a net loss of $0.8 million versus a net loss of $3.2 million
•	Ongoing share repurchase program has resulted in 2.5 million shares cancelled
•	Key new customer wins in Europe include Sky Sports, the English Football League with EFL Digital, and Eleven Sports Network

PLAINVIEW, NY—August 4, 2016 - NeuLion, Inc. (TSX: NLN), a leading technology product and service provider that specializes in the digital video broadcasting, distribution and monetization of live and on-demand content to Internet-enabled devices, today reported financial results for the quarter ended June 30, 2016.

“Following our recent changes in management and our Saffron Digital acquisition, we have begun our expansion in the U.S and Europe with aggressive sales and marketing investments,” said Roy Reichbach, President and Chief Executive Officer.  “Our technology is best in class and now is the time to match our sales and marketing prowess with our technology development skills.”

Operational Highlights

•	EFL Digital (formerly Football League Interactive FLi) chose NeuLion as its new long-term digital partner. EFL is the digital arm of the English Football League, one of the oldest league soccer competitions in the world with 72 clubs in the UK.
•	Sky Sports, offering hundreds of soccer matches as well as Formula 1 racing, cricket, rugby, tennis, boxing and more, selected NeuLion to enable its live OTT event service.
•	Eleven Sports Network entered into a new multi-year agreement with NeuLion, licensing the NeuLion Digital Platform to support an all-new OTT digital service for sports fans in Belgium, Luxembourg, Poland, Singapore and Taiwan.
•	NeuLion and UFC reached a historic milestone with UFC 200, delivering the first-ever live OTT 4K pay-per-view event. NeuLion was also commissioned by the UFC to redesign a brand-new UFC.TV site that offers fans a large array of personalization features.
•	NeuLion acquired the assets of London-based Saffron Digital Limited as part of its strategic expansion plan to add entertainment technology features that attract content owners and rights holders interested in launching new movie and channel SVOD services, and electronic sell-through services. The transaction creates an online video powerhouse positioned to take full advantage of the accelerating adoption of live and on-demand streaming.
•	With working capital of $32.2 million as of June 30, 2016, NeuLion began adding sales and marketing staff in the U.S, Europe and Asia.

Share Repurchase Program

On March 8, 2016, NeuLion announced that its Board of Directors had authorized the repurchase of up to $10 million of its common stock over the next 12 months through a normal course issuer bid (“NCIB”) for up to 14,109,057 shares of common stock.  On March 24, 2016, NeuLion announced that it had received the TSX’s approval to commence the NCIB, and that the NCIB would commence on April 1, 2016.

For the months of April and May, a broker on behalf of NeuLion purchased an additional 1,634,304 shares of common stock at a total cost of $1.6 million.  NeuLion settled with the broker and cancelled these shares during the quarter.  The same broker has also made the following purchases on NeuLion’s behalf, which were or will be settled after the close of the second quarter of 2016:

•	846,100 shares of common stock at a total cost of $0.7 million; NeuLion settled with the broker and cancelled these shares on July 7, 2016; and
•	678,800 shares of common stock at a total cost of $0.5 million; NeuLion intends to settle with the broker and cancel these shares in August 2016.

Second Quarter Financial Review

GAAP Results

Total GAAP revenue was $24.1 million for the second quarter of 2016 compared to $22.7 million for the prior comparable period, an increase of $1.4 million, or 6%.  The NeuLion Digital Platform had revenue growth of 3% to $15.9 million for the second quarter of 2016, from $15.5 million for the prior comparable period.  NeuLion’s consumer electronics licensing and MainConcept revenue streams were $8.2 million in the second quarter of 2016 as compared to $7.2 million for the prior comparable period.

Cost of revenue was $4.1 million, or 17% of revenue, for the second quarter of 2016, compared to $4.2 million, or 19% of revenue, for the prior comparable period.  The two percentage point improvement was due to increases in the consumer electronics licensing and MainConcept revenue streams.  Selling, general and administrative expenses, including stock-based compensation, were $12.9 million for the second quarter of 2016, an increase of 13% from $11.4 million for the prior comparable period.  Research and development expenses were $5.3 million for the second quarter of 2016, a decrease of 29% from $7.5 million for the prior comparable period, primarily as a result of reduction in headcount resulting from redundancy associated with the DivX acquisition.  Operating loss was $0.3 million for the second quarter of 2016, compared to $2.5 million for the prior comparable period.  Consolidated net loss was $0.8 million, or $0.00 per basic and diluted share, for the second quarter of 2016, compared to $3.2 million, or $(0.01) per basic and diluted share, for the prior comparable period.

Non-GAAP Results

Non-GAAP Revenue decreased 9% to $24.2 million for the second quarter of 2016 from the same period a year ago.  The change was primarily due to decreases in the consumer electronics licensing and MainConcept revenue streams.  Adjusted EBITDA decreased to $3.3 million for the second quarter of 2016 from $4.2 million for the prior comparable period, on $2.5 million less Non-GAAP Revenue.  Please refer to the tables accompanying this release for the calculation of Non-GAAP Revenue and Adjusted EBITDA.

Use of Non-GAAP Financial Information

In addition to NeuLion’s U.S. GAAP results, this press release also includes disclosure on certain non-GAAP financial measures, as such term is used by the Securities and Exchange Commission.  NeuLion defines “Non-GAAP Revenue” as GAAP revenues before purchase accounting adjustments as a result of an acquisition.  NeuLion defines “Adjusted EBITDA” as consolidated net income (loss) before interest, income taxes, depreciation and amortization, purchase accounting adjustments, stock-based compensation, acquisition-related expenses, listing-related expenses, gain on revaluation of convertible note derivative, and foreign exchange gain (loss).  Adjusted EBITDA is a key measure used by management to evaluate NeuLion’s results and make strategic decisions about the company, including potential acquisitions.  Management believes this measure is useful to investors because it is an indicator of operational performance.  Because not all companies use identical calculations, NeuLion’s presentation of Non-GAAP Revenue and Adjusted EBITDA may not be comparable to similarly titled measures of other companies.  These measures do not have any standardized meanings prescribed by U.S. GAAP and therefore are unlikely to be comparable to the calculation of similar measures used by other companies, and should not be viewed as alternatives to measures of financial performance or changes in cash flows calculated in accordance with U.S. GAAP.

Pursuant to the requirements of Regulation G, NeuLion has provided a reconciliation of Non-GAAP Revenue to U.S. GAAP revenue and Adjusted EBITDA to U.S. GAAP consolidated net income/(loss) as an exhibit to this press release.

Quarterly Webcast

NeuLion will host a live webcast today at 5:00 p.m. ET that can be accessed at http://edge.media-server.com/m/p/45wtmhkn.  In addition, a replay of the webcast will be available for a limited time at http://neulion.com/investor.

About NeuLion

NeuLion, Inc. (TSX: NLN) offers solutions that power the highest quality digital experiences for live and on-demand content in up to 4K on any device.  Through its end-to-end technology platform, NeuLion enables digital video management, distribution and monetization for content owners worldwide including the NFL, NBA, World Surf League, Univision Deportes, Euroleague Basketball and others.  NeuLion powers the entire video ecosystem for content owners and rights holders, consumer electronic companies, and third party video integrators with MainConcept.  NeuLion’s robust consumer electronics licensing business enables its customers like Sony, LG, Samsung and other to stream secure, high-quality video seamlessly across their consumer devices. NeuLion is headquartered in Plainview, NY.  For more information about NeuLion, visit www.NeuLion.com.

Forward-Looking Statements

Certain statements herein are forward-looking statements and represent NeuLion’s current intentions in respect of future activities.  Forward-looking statements can be identified by the use of the words “will,” “expect,” “seek,” “anticipate,” “believe,” “plan,” “estimate,” “expect,” and “intend,” statements that an event or result “may,” “will,” “can,” “should,” “could,” or “might” occur or be achieved, and other similar expressions.  These statements, in addressing future events and conditions, involve inherent risks and uncertainties.  Although the forward-looking statements contained in this release are based upon what management believes to be reasonable assumptions, NeuLion cannot assure readers that actual results will be consistent with these forward-looking statements.  These forward-looking statements are made as of the date of this release and NeuLion assumes no obligation to update or revise them to reflect new events or circumstances, except as required by law.  Many factors could cause NeuLion’s actual results, performance or achievements to be materially different from any future results, performance or achievements that may be expressed or implied by such forward-looking statements, including:  our ability to derive anticipated benefits from the acquisition of DivX; our ability to realize some or all of the anticipated benefits of our partnerships; general economic and market segment conditions; our customers’ subscriber levels and financial health; our ability to pursue and consummate acquisitions in a timely manner; our continued relationships with our customers; our ability to negotiate favorable terms for contract renewals; competitor activity; product capability and acceptance rates; technology changes; regulatory changes; foreign exchange risk; interest rate risk; and credit risk.  These factors should be considered carefully and readers should not place undue reliance on the forward-looking statements.  A more detailed assessment of the risks that could cause actual results to materially differ from current expectations is contained in the “Risk Factors” section of NeuLion’s Annual Report on Form 10-K for the fiscal year ended December 31, 2015, which is available on www.sec.gov and filed on www.sedar.com.

CONTACT INFORMATION

Press Contact: Chris Wagner | chris.wagner@neulion.com | +1 516 622 8357

Investor Relations Contact: Tim Alavathil | tim.alavathil@neulion.com | +1 647 426 1254

NEULION, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS
(in thousands, except share data)
(Expressed in U.S. dollars)

	June 30,	December 31,
	2016	2015
	(unaudited)

ASSETS
Current
Cash and cash equivalents	$46,105	$53,413
Accounts receivable, net of allowance of doubtful accounts of $383 and $688	9,568	12,967
Other receivables	1,310	604
Inventory	206	199
Prepaid expenses and deposits	3,390	2,928
Due from related parties	392	304
Total current assets	60,971	70,415
Property, plant and equipment, net	6,880	6,585
Intangible assets, net	27,961	23,627
Goodwill	13,229	11,496
Deferred tax assets	31,016	30,614
Other assets	3,062	1,413
Total assets	$143,119	$144,150

LIABILITIES AND EQUITY
Current
Accounts payable	$7,690	$10,006
Accrued liabilities	9,579	10,230
Due to seller - Saffron Digital Limited	1,500	-
Due to related parties	8	18
Deferred revenue	10,042	11,570
Total current liabilities	28,819	31,824
Long-term deferred revenue	1,302	1,067
Deferred rent liabilities	1,460	1,649
Deferred tax liabilities	1,093	1,425
Other long-term liabilities	114	127
Total liabilities	32,788	36,092

Stockholders' equity
Common stock (par value: $0.01; shares authorized: 500,000,000; shares issued and outstanding:
2016: 283,418,354 and 2015: 280,903,667)	2,834	2,809
Additional paid-in capital	168,647	167,705
Promissory notes receivable	(209)	(209)
Accumulated deficit	(60,941)	(62,247)
Total stockholders’ equity	110,331	108,058
Total liabilities and stockholders’ equity	$143,119	$144,150

NEULION, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS AND
COMPREHENSIVE INCOME (LOSS)
 (unaudited)
(in thousands, except share and per share data)
(Expressed in U.S. dollars)

	Three months ended June 30,		Six months ended June 30,
	2016	2015	2016	2015

Revenue	$24,111	$22,684	$50,404	$44,358

Costs and expenses
Cost of revenue, exclusive of depreciation and amortization shown separately below	4,131	4,215	8,785	8,541
Selling, general and administrative, including stock-based compensation	12,918	11,390	24,823	21,303
Research and development	5,285	7,480	9,639	12,796
Depreciation and amortization	2,125	2,062	4,099	3,588
	24,459	25,147	47,346	46,228
Operating income (loss)	(348)	(2,463)	3,058	(1,870)

Other income (expense)
(Loss) gain on foreign exchange	(222)	(149)	72	(340)
Investment income, net	21	90	54	184
Interest on convertible note, including amortization of debt discount	-	202	-	(123)
Gain on conversion of convertible note and revaluation of related derivative, net	-	300	-	507
	(201)	443	126	228
Net and comprehensive income (loss) before income taxes	(549)	(2,020)	3,184	(1,642)
Income taxes	(227)	(1,203)	(1,878)	(2,089)
Net and comprehensive income (loss)	$(776)	$(3,223)	$1,306	$(3,731)

Net income (loss) per weighted average number of shares
of common stock outstanding - basic	$0.00	$(0.01)	$0.00	$(0.02)

Weighted average number of shares
of common stock outstanding - basic	282,836,109	224,949,928	282,331,886	213,990,794

Net income (loss) per weighted average number of shares
of common stock outstanding - diluted	$0.00	$(0.01)	$0.00	$(0.02)

Weighted average number of shares
of common stock outstanding - diluted	282,836,109	224,949,928	296,418,692	213,990,794

NEULION, INC.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(unaudited)
(in thousands)
(Expressed in U.S. dollars)

	Six months ended June 30,
	2016	2015
OPERATING ACTIVITIES

Net income (loss)	$1,306	$(3,731)
Adjustments to reconcile net income (loss) to net cash
provided by (used in) operating activities:
Depreciation and amortization	4,099	3,588
Stock-based compensation	2,127	921
Amortization of debt discount	-	123
Gain on revaluation of convertible note derivative	-	(507)
Deferred income taxes	(303)	147

Changes in operating assets and liabilities, net of acquisitions
Accounts receivable	3,399	9,299
Income tax receivable	-	4,318
Other receivables	(706)	362
Inventory	(7)	63
Prepaid expenses, deposits and other assets	(2,058)	(1,961)
Due from related parties	(88)	(86)
Accounts payable	(2,317)	(8,201)
Accrued liabilities	(1,082)	(3,076)
Deferred revenue	(1,293)	(3,008)
Deferred rent liability	(189)	(85)
Long-term liabilities	(13)	(37)
Due to related parties	(10)	9
Cash provided by (used in) operating activities	2,865	(1,862)

INVESTING ACTIVITIES
Acquisition of Saffron Digital Limited	(7,500)	-
Cash acquired from acquisition of DivX Corporation	-	9,718
Purchase of property, plant and equipment	(1,514)	(527)
Cash (used in) provided by investing activities	(9,014)	9,191

FINANCING ACTIVITIES
Repurchases of common stock	(1,560)	-
Proceeds from exercise of stock options	401	813
Proceeds from exercise of broker units	-	19
Cash (used in) provided by financing activities	(1,159)	832

Net (decrease) increase in cash and cash equivalents, during the period	(7,308)	8,161
Cash and cash equivalents, beginning of period	53,413	25,898
Cash and cash equivalents, end of period	$46,105	$34,059

Supplemental disclosure of cash flow information:
Cash paid for income taxes	$2,015	$1,590

Supplemental disclosure of non-cash activities:
Accretion of issuance costs on Class 4 Preference Shares	$-	$15

Issuance of shares of common stock upon acquisition of DivX Corporation	$-	$58,521

Issuance of convertible note upon acquisition of DivX Corporation	$-	$27,000

Reconciliation of GAAP Revenue to non-GAAP Revenue (in thousands):

	Three months ended June 30,
	2016	2015

GAAP Revenue	$24,111	$22,683

Revenue excluded due to purchase accounting	82	4,032

Non-GAAP Revenue	$24,193	$26,715

Reconciliation of GAAP Net Loss to Adjusted EBITDA (in thousands):

	Three months ended June 30,
	2016	2015

Consolidated Net Income (Loss) on a GAAP basis	$(776)	$(3,223)

Revenue excluded due to purchase accounting	82	4,032
Depreciation and amortization	2,125	2,062
Stock-based compensation	1,372	594
Acquisition-related expenses	102	-
Gain on revaluation of convertible note derivative	-	(300)
Income tax expense	227	1,203
Investment income (expense) and foreign exchange loss	201	(143)

Adjusted EBITDA	$3,333	$4,225